REGISTRATION NO. 33 _____________

As filed with the Securities and Exchange Commission on April 11,
1997.


               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549


                            FORM S-8

                     REGISTRATION STATEMENT

                              UNDER

                   THE SECURITIES ACT OF 1933



                    TENNEY ENGINEERING, INC.
(Exact name of registrant as specified in its charter)


     New Jersey                         22-1323920

(State or other jurisdiction            (I.R.S.. Employer
of incorporation or organization)       Identification No.)

                      1090 Springfield Road
                     Union, New Jersey 07083
       (Address of principal executive offices) (zip code)

                    TENNEY ENGINEERING, INC.
                1995 INCENTIVE STOCK OPTION PLAN
                    (Full title of the plan)

                  Robert S. Schiffman, Chairman

                    TENNEY ENGINEERING, INC.
                      1090 Springfield Road
                     Union, New Jersey 07083
                       Tel: (908) 686-7870

(Name, address and telephone number of agent for service)

                            Copy to:

                         PETER T. RADO
                     IDE, HAIGNEY & RADO LLP
                       317 Madison Avenue
                    New York, New York 10017

                CALCULATION OF REGISTRATION FEE

=================================================================
Title of       Number       Proposed    Proposed     Amount of
Securities     to be        Maximum     Maximum      Registration
to be          Registered   Offering    Aggregate    Fee
Registered                  Price Per   Offering
                            Share (1)   Price (1)
-------------------------------------------------------------------
Series A
Common Stock   330,000        $.81      $267,300         $100*
$ .01 par
value
=================================================================
*minimum fee

1. Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $.81 based on the average of the high and low price bid and asked for the Common Stock on the over-the-counter electronic bulletin board on April 7, 1997.

2. Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1995 Incentive Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                             PART II

     On May 26, 1995, the Registrant filed a Registration
Statement, File No. 33-59639 to register 400,000 shares of Common
Stock issuable pursuant to its 1995 Incentive Stock Option Plan, the contents of which Registration Statement are incorporated herein by reference.

     In March, 1997, Registrant amended its Certificate of Incorporation to reclassify all outstanding Common Stock at the close of business April 10, 1997, as Series B Common Stock and to authorize issuance of Series A Common Stock. Options granted pursuant to the 1995 Incentive Stock Option Plan to purchase 330,000 shares of Common Stock were outstanding at the effective time of the amendment.

     The Board of directors declared a distribution of one share of Series A Common Stock for each share of Series B Common Stock outstanding at the close of business April 10, 1997. Outstanding options were adjusted effective the close of business April 10, 1997, so that Optionees have the right to buy a unit consisting of one share of Series A Common Stock and one share of Series B Common Stock for each share of Common Stock to which the option relates at a price per unit equal to the price per share of Common Stock specified in the outstanding option. The 1995 Incentive Stock Option Plan was amended to relate to an additional 330,000 shares of Series A Common Stock. This Registration Statement relates to the additional 330,000 shares of Series A Common Stock.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on April 11, 1997.


                                   TENNEY ENGINEERING, INC.


                                   /s/ Robert S. Schiffman
                                   Robert S. Schiffman, President
                                   Chief Executive Officer and
                                   Chairman



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 11, 1997:

Signature                     Title



/S/ Robert S. Schiffman       President, Chief Executive
Robert S. Schiffman           Officer and Chairman of the Board


/S/ Martin Pelman             Vice President, Treasurer
Martin Pelman                 and Chief Accounting Officer


/S/ Saul S. Schiffman         Vice Chairman, Secretary
Saul S. Schiffman             and Director


/S/ David C. Schiffman        Director
David C. Schiffman


/S/ David A. Schuh            Director
David A. Schuh

                        INDEX TO EXHIBITS


5.1 Opinion of Ide, Haigney & Rado LLP regarding legality of the Common Stock being registered

23.1      Consent of Zeller, Weiss & Kahn

23.2      Consent of Ide, Haigney & Rado LLP
          (included in opinion filed as Exhibit 5.1)